Exhibit 99.2
Green Brick Partners Announces Pricing of Secondary Offering of Shares of Common Stock
by Selling Stockholder

PLANO, Texas, September 07, 2023 – Green Brick Partners, Inc. (NYSE: GRBK) (“Green Brick,” or the “Company”), a leading national homebuilder and land development company, today announced the pricing of a secondary offering of 850,000 shares of its common stock held by an investment fund, at a public offering price of $45.75 per share (the “Offering”). An affiliate of Greenlight Capital, Inc. serves as an investment adviser to the investment fund and may be deemed to beneficially own the shares being sold. Green Brick did not offer any shares of its common stock and will not receive any of the proceeds from the sale of the shares in the Offering. The Offering is expected to close on September 8, 2023, subject to the satisfaction of customary closing conditions.

Goldman Sachs & Co. LLC is acting as the book-running manager for the Offering.

The Offering is being made pursuant to an automatically effective shelf registration statement on Form S-3 filed with the Securities Exchange Commission (the “SEC”) on September 6, 2023 and only by means of a prospectus and prospectus supplement. A copy of the final prospectus supplement and the accompanying prospectus relating to this Offering, when available, may be obtained by visiting the SEC website at www.sec.gov or by contacting: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, by telephone at 1-866-471-2526 or by emailing prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Green Brick Partners, Inc.

Green Brick Partners, Inc. is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida and has a non-controlling interest in a Colorado homebuilder. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado, and retains interests in related financial services platforms, including Green Brick Title and BHome Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities.

Forward-Looking and Cautionary Statements:
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including the terms, completion and timing of the Offering. These forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Green Brick’s control, including, without limitation, market conditions, the trading price and volatility of our common stock, and the satisfaction of customary closing conditions related to the Offering. Actual results could differ materially from those stated or implied in these forward-looking statements due to a number of factors, including but not limited to, risks detailed in the sections entitled “Risk Factors” and elsewhere in Green Brick’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as in the Registration Statement on Form S-3ASR related to the shares filed with the SEC. The forward-looking statements included in this press release should not be unduly relied upon, represent Green Brick’s views only as of the date of this press release and do not represent Green Brick’s views as of any subsequent date. Green Brick undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in Green Brick’s expectations or otherwise, except as required by law.

Exhibit 99.2
Contact:
Benting Hu
Vice President of Finance
469-573-6755
IR@greenbrickpartners.com

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